Exhibit 10.4

AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of July 22, 2021, is entered into by and between Q BIOMED INC., a company incorporated under the laws of the State of Nevada (the “Company”) and YA II PN, Ltd. (the “Buyer”), and amends the convertible debenture issued by the Company to the Buyer on December 23, 2020 (the “Convertible Debenture”) issued pursuant to a Securities Purchase Agreement entered into between the Company and the Buyer on December 23, 2020 (the “Securities Purchase Agreement”) and amends the Convertible Debenture.

BACKGROUND

(A)	As of the date hereof, $500,000 of principal, plus accrued and unpaid interest thereon, remains outstanding on the Convertible Debenture.

(B)	The Convertible Debenture is convertible into shares of Common Stock pursuant to their terms subject to a Floor Price of $1.00 per share.

(C)	The Maturity Date of the Convertible Debenture is June 23, 2021.

(D)	The parties desire to enter into this Agreement to reduce the Floor Price and extend the Maturity Date pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and representations, warranties and covenants herein set forth, the parties hereto agree as follows:

1.	Definitions and interpretation

1.1            Capitalized terms not otherwise defined herein shall have the meanings set forth in the Convertible Debenture.

2.	Amendments to the Convertible Debentures

In consideration of the mutual promises set forth herein, the parties hereto agree as follows:

2.1            Amendment of Floor Price. The definition of “Floor Price” in section 16(j) of the Convertible Debenture shall be deleted and replaced with the following:

13(j)     “Floor Price” means $0.50 per share.

2.2            Amendment of Maturity Date. The Maturity Date shall be extended from June 23, 2021 to December 31, 2021.

3.	Representations and warranties

3.1	Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:

(a)            it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)            it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and

(c)            the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

3.2            The Company represents and warrants to the Buyer that any additional shares that may be issued as a result of this Agreement and the amendments to the Convertible Debenture have been duly authorized and, when issued in accordance with the terms of the respective convertible Debentures, shall be validly issued and duly authorized.

4.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.	Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Company and the Buyer have caused this Agreement to be signed by their duly authorized officers.

Q BIOMED INC.

By:	/s/ William Rosenstadt
Name: William Rosenstadt
Title: Chief Legal Officer

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
	Name:	Matt Beckman
	Title:	Member